UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                           ☐

1.01 Entry into a Material Definitive Agreement

On December 18, 2017, we (BioLargo, Inc., the “Company”) received $500,000 pursuant to a securities purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Vista Capital Investments, LLC (“Vista Capital”), and issued a promissory note (“Note”) in the aggregate principal amount of $500,000. The Note’s original maturity date was September 18, 2018. In June 2018, Vista Capital elected to convert $52,025 of the outstanding principal balance of the Note, and we issued 208,100 shares of our common stock, plus shares for interest that had accrued through the date of conversion.

On September 12, 2018, we and Vista Capital agreed to extend the maturity date of the Note to December 15, 2018 (the “Extension”). As consideration of the Extension, we agreed to increase the outstanding principal balance of the Note by twenty percent (20%) to $543,108, and issue a stock purchase warrant (the “Warrant”) to purchase 1,812,000 shares of our common stock at $0.25 per share. The Warrant expires September 12, 2023, and includes provisions that provide for the downward adjustment of the exercise price, and corresponding increase in the number of shares purchasable, in the event we dispose of, sell or issue (or announce any offer, sale, grant or any option to purchase or other disposition of) any common stock or “common stock equivalents” (as defined therein) allowing for the acquisition of shares of common stock at an effective price per share less than the then-current warrant exercise price. If the shares underlying the Warrant are not registered with the Securities and Exchange Commission, and the price of the Company’s common stock is greater than the exercise price of the Warrant, the holder may elect to receive Warrant shares pursuant to a cashless exercise.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the Warrant and Extension are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
4.1	Stock Purchase Warrant issued to Vista Capital Investments dated September 12, 2018.

10.1	Amendment to Promissory Note dated December 14, 2017, by and between BioLargo, Inc. and Vista Capital Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2018	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer